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                                                                    Exhibit 10.2

                  PROPRIETARY INFORMATION & PROPERTY AGREEMENT


         THIS PROPRIETARY INFORMATION & PROPERTY AGREEMENT IS MADE AS OF _____________, between Cellomics, Inc., ("Cellomics") and ___________________ an
individual residing in ___________________________, _________________________.

         WHEREAS, Employee will be engaged by Cellomics, in a position of trust and confidence in which Employee will learn of, have access to, and develop confidential trade secret and other proprietary Information of Cellomics; and

         WHEREAS, Cellomics desires to protect its rights in such confidential, trade secret and other proprietary Information and to obtain the ownership of certain inventions, programs, and other creations made or developed by Employee;

NOW THEREFORE, Cellomics and Employee, in consideration for Cellomics' offer of employment to Employee, intending to be legally bound, agree as follows:

         1. Nondisclosure of Information. (a) Employee acknowledges that Cellomics has invested and will continue to invest considerable resources in the research, development and advancement of Cellomics' business and certain technology, which investment has and will continue to result in the generation of proprietary, confidential and/or trade secret Information (including data, techniques and materials, tangible and intangible), which properly belong to Cellomics or in respect of which Cellomics owes an obligation of confidentiality to a third party. Employee acknowledges and agrees that it would be unlawful for Employee to appropriate, to attempt to appropriate, or to disclose to anyone or use for his own benefit or for a third party's benefit such data, information, techniques or materials relating to the business of Cellomics as conducted by Cellomics.

         (b) For purposes of this Agreement all confidential, proprietary or trade secret Information enumerated or mentioned in Section 1(a) is hereinafter referred to as "Information." Any restrictions on disclosure and use of the Information will apply to all copies of the Information, whether in whole or in part and irrespective of the media by or in which the Information is recorded or evidenced.

         (c) During the term of Employee's service with Cellomics and thereafter termination of such employment, unless authorized in writing by Cellomics, Employee will not:

                  (i) use for Employee's benefit or advantage the Information, or

                  (ii) use the Information for the benefit or advantage of any third party, or

                  (iii) improperly disclose or cause to be disclosed the Information or authorize or permit such disclosure of the Information to any third party, or

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                  (iv) deliberately or with gross negligence, use the
         Information in any manner which may injure or cause loss to Cellomics directly or indirectly.

         (d) Employee will not be liable for the disclosure of Information which:

                  (i)  is in the public domain, or

                  (ii) is received rightfully by Employee from a third party having a lawful right to possess, or

                  (iii) is ordered by a court of law or other governmental entity and Employee takes such reasonable steps available to Employee to protect the confidentiality of the Information while complying with such order; provided however, that Employee shall maintain a detailed written record, available for Cellomics' inspection, of all disclosures pursuant to this provision, or

                  (iv) was known to Employee prior to entering into this Agreement.

         (e) Employee will surrender to Cellomics at any time upon request, and upon termination of Employee's service with Cellomics for any reason, all written or otherwise tangible documentation representing or embodying the Information, in whatever form, whether or not copyrighted, patented, or protected as a mask work or otherwise protectable, and any copies or imitations of the Information, whether or not made by the Employee.

         (f) Employee agrees to provide additional services upon reasonable request for consultation for a period of up to six (6) months after termination of employment to provide Information and details with respect to any work or activity performed or materials created by Employee alone or with others during service with Cellomics. Employee will be reimbursed for these services.

         (g) Employee agrees to comply with all security regulations established by the United States government and by Cellomics, its customers, Employees and other third parties for the purpose of protecting the Developments or Information as those terms are herein defined. Employee further agrees to comply with United States laws and regulations governing the export and re-export of commodities and technical data.

         (h) Employee agrees not to disclose Information to any person affiliated with any third party who has not executed a non-disclosure agreement with Cellomics and to disclose Information only in the course of performing her/his duties for Cellomics.

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         (i) Employee agrees to refrain from making any copies of written material or tangible objects embodying Information, except as such copies are required in the performance of his duties for Cellomics.

         (j) Upon termination of employment with Cellomics for any reason whatsoever (including by retirement, by resignation, or for cause), Employee agrees to deliver to Cellomics all written and/or tangible materials, including all copies thereof, all magnetic and other types of Information storage media and all models, machines, mechanisms, prototypes and the like embodying any Information which he obtained in the course of service with Cellomics, whether or not he is the author, maker or inventor of same. Employee recognizes that this obligation requires him to deliver to Cellomics upon termination of service all such written and tangible materials, including but not limited to letters, memoranda, reports, notes, notebooks, books of accounts, data, disks, drawings, prints, plans, specifications, tapes and other data storage media and the like which he has in his possession or control.

         2. Ownership of Programs and Inventions. Any and all creations, developments, discoveries, inventions, works of authorship, enhancements, modifications and improvements, including without limitation computer programs, data bases, data files and the like, (hereinafter collectively referred to as "Development" or "Developments"), whether or not the Developments are copyrightable, patentable, protectable as mask works or otherwise protectable (such as by employment, contract, or implied duty), and whether published or unpublished, conceived, invented, developed, created or produced by Employee alone or with others during the term of his employment with Cellomics, will be the sole and exclusive property of Cellomics if the Development is:

         (a) within the scope of Employee's duties assigned with his position, or

         (b) in whole or in part, the result of Employee's use of Cellomics' resources, including without limitation personnel, computers, data bases, communications facilities, laboratory facilities, word processing systems, programs, or office facilities.

         Employee hereby acknowledges that Cellomics will have principal supervisions and control of the development of all products or services, such that all Developments subject to Copyright will become "works made for hire" under Section 101 of the Copyright Act of 1976, as amended. Employee will disclose promptly to Cellomics any and all Developments and will reduce such disclosures to a detailed writing upon request by Cellomics.

         During the term of Employee's service with Cellomics, Employee agrees to assign and does hereby assign to Cellomics all rights in the Developments created by Employee alone or with others as part of his duties of employment at Cellomics, and all rights in any trademarks, copyrights, mask works, patents, trade secrets and intellectual property rights and any applications for registration for same, in the United States and such foreign countries as Cellomics may designate, which are related to the Developments, including without limitation all accompanying misappropriations and to receive all proceeds as related to any judgment or settlement of same. Employee agrees to execute and deliver to Cellomics all instruments and papers Cellomics reasonably deems necessary to vest in Cellomics sole title to and all exclusive rights in the Developments created by Employee alone or with others as part of his

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duties of employment with Cellomics and in all related trademarks, copyrights, mask work protection rights, and/or patent rights so created during the term of service if related to and/or dependent upon Information and/or work done by or Information learned by Employee during his service with Cellomics. Employee agrees to execute and deliver to Cellomics all instruments and papers which Cellomics reasonably deems necessary for use in applying for trademarks, copyrights, mask work protections, patents or such other legal protections as Cellomics may reasonably desire. While employed by Cellomics, Employee further agrees to assist fully Cellomics or its nominees as is reasonably required in the preparation and prosecution of any trademark, copyright, mask work protection, patent, or trade secret arbitration or litigation.

         3. Government Contracts. If performance of Employee's services involves work under government contracts, grants, or Cooperative Research and Development Agreements ("CRADAS"), Employee agrees to be bound by the obligations, terms, and conditions associated with such contracts, grants, or CRADAS, all of which are incorporated herein by reference as if fully set forth. If services performed include receiving, handling or developing any government classified material, Employee shall comply with all applicable security regulations and requirements, and immediately submit a confidential report to Cellomics if Employee has any cause to believe there is any danger of espionage, improper disclosure or misuse of funds affecting work under a government contract.

         4. Prior Obligations of Employee. Employee warrants and represents that Employee's performance of his duties will not violate any other obligations of Employee including any other agreements to which Employee is a party. Employee will not bring any materials which are proprietary to a third party to Cellomics without the prior written consent of such third party.

         5. Miscellaneous. The failure of Cellomics to object to any conduct or violation of any of the covenants made by Employee under this Agreement will not be deemed a waiver by Cellomics of any rights or remedies Cellomics may have under this Agreement.

         This Agreement is binding upon the parties hereto. Employee agrees that the obligations of this Agreement will survive the termination of Employee's employment with Cellomics.

         No alterations, amendments, changes or additions to this Agreement will be binding upon either Cellomics or Employee unless reduced to writing and signed by both parties.

         No waiver of any right arising under this Agreement made by either party will be valid unless given in an appropriate writing signed by that party.

         Employee is fully aware of Employee's right to discuss any and all aspects of this Agreement with an attorney chosen by Employee, and Employee further acknowledges that he has carefully read and fully understands all of the provisions of this Agreement and that Employee, in all consideration for Cellomics' offer of employment, is voluntarily entering into this Agreement.

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         This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

         This Agreement shall be interpreted and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

         WITNESS the execution hereof as of the date first above written.

         Employee:                                Cellomics, Inc. (Cellomics):

         ___________________________________      _____________________________
         Employee Signature                       Signature

         ___________________________________      _____________________________
         Employee Name                            Name and Title

         ___________________________________      _____________________________
         Date                                     Date

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